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                                                                   EXHIBIT 10.13

                           LOAN AND SECURITY AGREEMENT

         THIS LOAN AND SECURITY AGREEMENT ("Agreement"), dated as of the 3rd day of April, 1995, is made and entered into on the terms and conditions hereinafter set forth, by and between RADIO SYSTEMS CORPORATION, a Tennessee corporation with principal offices in Knoxville, Tennessee ("Borrower"), and FIRST AMERICAN NATIONAL BANK, a national banking association with principal offices in Nashville, Tennessee ("Lender").

         WHEREAS, Borrower has requested that Lender make available to Borrower a line of credit in the original principal amount not exceeding $5,000,000 (the "Line of Credit"; the Line of Credit is sometimes hereinafter referred to as the "Loan") on the terms and conditions hereinafter set forth, and for the purpose(s) hereinafter set forth; and

         WHEREAS, in order to induce Lender to make the Loan to Borrower, Borrower has made certain representations to Lender; and

         WHEREAS, Lender, in reliance upon the representations and inducements of Borrower, has agreed to make the Loan upon the terms and conditions hereinafter set forth;

         NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements hereinafter set forth, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Borrower and Lender hereby agree as follows:


                                    ARTICLE I

                                   DEFINITIONS

         As used in this Agreement, the following terms shall have the indicated meanings:

         "Borrowing Base" shall mean an aggregate amount equal to the sum of (a) seventy-five percent (75%) of Eligible Receivables, plus (b) the lesser of forty percent (40%) of Eligible Inventory or the Inventory Borrowing Limit.

         "Collection Days" shall mean two (2) banking days.

         "Eligible Receivables" shall mean Receivables arising out of the sale or other disposition of Borrower's Inventory or the rendering of services to Borrower's customers, excluding (a) all Receivables that are due and payable more than one hundred eighty (180) days after the dates of the corresponding invoices, (b) all Receivables that have been outstanding for more than sixty
(60) days after the due dates of the corresponding invoices, (c) all Receivables owing from any account debtor if more than 50% of the Receivables owed to Borrower by such account debtor have been outstanding for more than sixty (60) days after the due dates of the corresponding invoices, (d) all returns, allowances, discounts, credits and contra items, (e) all amounts owed from employees, officers, shareholders, directors or affiliates and all intra-company items, (f) any Receivables evidenced by instruments or chattel paper that have not been endorsed and delivered to Lender by Borrower, and (g) all other items which Lender in its sole discretion determines to be ineligible.

         "Eligible Inventory" shall mean Borrower's Inventory of raw materials and finished goods (excluding Inventory at the locations listed on Exhibit A attached hereto), valued at the lesser of cost or market, with such adjustments thereto as Lender in its sole discretion determines to be


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appropriate, including but not limited to adjustments relating to obsolete
Inventory (including obsolescence resulting from the introduction by Borrower of new product lines).

         "Event of Default" shall have the meaning assigned to such term in
Section 7.1 of this Agreement.

         "Guarantor" shall mean Randal Boyd.

         "Guaranty" shall mean that certain Continuing Guaranty of even date herewith, executed in favor of Lender by Guarantor, pursuant to which Guarantor's liability is limited to $1,000,000, plus interest and costs of collection.

         "Inventory" shall have the meaning assigned to such term in the Uniform Commercial Code.

         "Inventory Borrowing Limit" shall mean $1,000,000.

         "Line of Credit" shall have the meaning assigned to such term in the preamble of this Agreement.

         "Line of Credit Borrowing Limit" shall mean $5,000,000.

         "Line of Credit Interest Rate" shall mean an annual rate equal to the lesser of (a) the maximum contract rate of interest permitted to be charged under applicable law or (b) the interest rate from time to time designated by Lender as its "Index Rate" plus one and three-quarters percentage points (1-3/4%), computed on the basis of a 360-day year, actual number of days elapsed, adjusted daily as the Index Rate changes.

         "Line of Credit Termination Date" shall mean July 3, 1996.

         "Loan Documents" shall mean, collectively, the Security Instruments, together with the Note and any other instruments and documents now or hereafter evidencing, securing or in any way related to the indebtedness evidenced by the Note.

         "Note" shall mean that certain Master Secured Promissory Note of even date herewith, in the principal amount not exceeding the Line of Credit Borrowing Limit, made and executed by -Borrower, payable to the order of Lender, evidencing the indebtedness of Borrower to Lender in connection with the Line of Credit, together with any and all extensions, modifications, renewals and/or replacements thereof.

         "Permitted Encumbrances" shall mean (a) a lien on certain of Borrower's assets in favor of Sirrom Capital Corporation which, pursuant to the requirements of Section 6.5 of this Agreement, is subordinate to the lien of Lender in such assets pursuant to a subordination agreement satisfactory to Lender in all respects, and (b) purchase money security interests in certain of Borrower's equipment, to the extent such liens secure the purchase price of such equipment.

         "Receivables" shall mean accounts, general intangibles, instruments and chattel paper, as such terms are defined in the Uniform Commercial Code.

         "Secured Obligations" shall have the meaning assigned such term in
Section 3.2 of this Agreement.

         "Security Instruments" shall mean, collectively, this Agreement, the Guaranty and any other instruments, documents or agreements now or hereafter securing the Secured Obligations, whether by specific or general reference.


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         "Service Fee" shall mean $6,000, payable upon the execution of this
Agreement and annually thereafter.

         "Uniform Commercial Code" means the Uniform Commercial Code as in effect in the State of Tennessee from time to time.


                                   ARTICLE II

                                    THE LOAN

         2.1 Advances. Prior to the Line of Credit Termination Date and so long as no Event of Default (or event that with the giving of notice or the passage of time or both would constitute an Event of Default) has occurred and is in existence hereunder, Lender shall advance proceeds under the Line of Credit to Borrower upon Borrower's request in an aggregate amount outstanding at any one time not to exceed the lesser of (i) the Borrowing Base in effect from time to time, or (ii) the Line of Credit Borrowing Limit (with said credit availability subject to reduction in accordance with the provisions of Section 2.3 of this Agreement), although Lender may in its sole and absolute discretion permit advances to exceed such amount. Any such excess advances shall be secured by, and subject to the terms and conditions of, this Agreement.

         2.2 Interest Rate: Repayment. The indebtedness of Borrower to Lender in connection with the Line of Credit shall be evidenced by, and payable in accordance with the terms of, the Note. Amounts outstanding under the Line of Credit shall bear interest at the Line of Credit Interest Rate. In addition, Borrower covenants and agrees to maintain Eligible Receivables and Eligible Inventory in an aggregate amount sufficient to keep the aggregate outstanding principal balance of the advances made in respect of the Line of Credit within the limits specified in Section 2.1 of this Agreement. If at any time such limits are exceeded, Borrower shall immediately pay to Lender an amount sufficient to reduce the aggregate outstanding principal balance of the Line of Credit to an amount that is within such limits.

         2.3 Letters of Credit. Prior to the Line of Credit Termination Date, so long as no Event of Default (or event that with the giving of notice or the passage of time or both would constitute an Event of Default) has occurred and is continuing hereunder and to the extent of Borrower's credit availability under the Line of Credit, Lender shall, at Borrower's request, issue letters of credit for the account of Borrower pursuant to applications submitted to Lender by Borrower, subject to the following terms and conditions:

                  (i) in no event shall the aggregate, outstanding face amount of any such letters of credit exceed $500,000,

                  (ii) any such letters of credit shall be issued on terms satisfactory to Lender in all respects, and shall be conditioned upon payment of Lender's customary fees and expenses,

                  (iii) the credit availability under the Line of Credit shall be reduced by the aggregate undrawn amount from time to time available under outstanding letters of credit, and

                  (iv) any amounts paid by Lender under any such letters of credit shall be deemed to be advances against the Note, and the indebtedness of Borrower to Lender in connection therewith shall constitute a part of the Secured Obligations and shall be secured as hereinafter set forth in the same manner as all other advances made by Lender against the Note.


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         2.4      Purpose. The purpose of the Line of Credit shall be to provide working capital to Borrower on a revolving basis.


                                   ARTICLE III

                                    SECURITY

         3.1 Security. The Secured Obligations are and shall continue to be secured by the following:

                  (a) Personal Property. Borrower hereby grants to Lender a security interest in the following described property and interests in property, together with all proceeds (including but not limited to insurance proceeds) and products thereof and all accessions thereto, as applicable:

                      (i) Equipment. All equipment of Borrower of every kind and description, whether now owned or . hereafter acquired and wherever located, together with all parts, accessories and attachments and all replacements thereof and additions thereto;

                      (ii) Inventory. Accounts, Chattel Paper, Instruments. Documents and General Intangibles. All of Borrower's inventory, whether held for lease, sale or for furnishing under contracts of service, all agreements for lease of same and rentals therefrom, and all of Borrower's accounts, accounts receivable, chattel paper, instruments, documents and general intangibles (including but not limited to trade marks, copyrights and patents), whether now in existence or owned or hereafter acquired, entered into, created or arising, and wherever located; and

                      (iii) Books and Records. All of Borrower's right, title
                  and interest to all of the books, records, files and all other data and documents of Borrower of all kinds in whatever form, whether computerized or otherwise and including but not limited to computer disks, tapes and printouts, relating to the above-described collateral.

                  (b) Other Security Instruments. The Deed of Trust, the Guaranty, the Assignment of Life Insurance and the other Security Instruments.

         3.2 Secured Obligations. Without limiting any of the provisions thereof, the Security Instruments shall secure:

                  (a) The full and timely payment of the indebtedness evidenced by the Note, together with interest thereon, and any extensions, modifications and/or renewals thereof and any notes given in payment thereof,

                  (b) The full and prompt performance of all of the obligations of Borrower to Lender under the Loan Documents,

                  (c) The full and prompt payment of all expenses and costs of whatever kind incident to the collection of the indebtedness evidenced by the Note, the perfection, enforcement or protection of the security interests of the Security Instruments or the exercise by Lender of any rights or remedies of Lender with respect to the indebtedness evidenced by the Note, including but not limited to reasonable attorney's fees and expenses incurred by Lender, all of which Borrower agrees to pay to Lender upon demand, and


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             (d) The full and prompt payment and performance of any and all other indebtedness and other obligations of Borrower to Lender, direct or contingent (including but not limited to obligations incurred as indorser, guarantor or surety), however evidenced or denominated, and however and whenever incurred, including but not limited to indebtedness incurred pursuant to any present or future commitment of Lender to Borrower, together with interest thereon, and any extensions, modifications and/or renewals thereof and any notes given in payment thereof.

All of the foregoing indebtedness and other obligations are herein collectively referred to as the "Secured Obligations".

         3.3 Assignment Of Life Insurance. Borrower may, at its option, collaterally assign to Lender a life insurance policy on the life of Guarantor in an amount not less than $1,000,000, as collateral security for the Secured Obligations. Any such collateral assignment and policy shall be in form and substance satisfactory to Lender in all respects. Upon Guarantor's death, in the event Lender receives the proceeds of such policy and said proceeds are not subject to any avoidance claim or action or similar claim in connection with any pending or threatened bankruptcy, insolvency or similar proceeding, Lender will not pursue any rights it may have against the estate of Guarantor and will release any claim it has filed against the estate of Guarantor. Pending receipt of such proceeds, Lender may file a claim against the estate of Guarantor and take whatever other actions it deems necessary to protect its interests.


                                   ARTICLE IV

                         REPRESENTATIONS AND WARRANTIES

         Borrower hereby represents and warrants to Lender as follows:

         4.1 Corporate Status. Borrower is a corporation duly organized, validly existing and in good standing under the laws of the State of Tennessee; and has the corporate power to own and operate its properties, to carry on its business as now conducted and to enter into and to perform its obligations under this Agreement and the other Loan Documents to which it is a party. Borrower is not required under applicable law to be qualified to do business in any other state.

         4.2 Authorization. Borrower has full legal right, power and authority to conduct its business and affairs in the manner contemplated by the Loan Documents, and to enter into and perform its obligations thereunder, without the consent or approval of any other person, firm, governmental agency or other legal entity. The execution and delivery of this Agreement, the borrowing hereunder, the execution and delivery of each Loan Document to which Borrower is a party, and the performance by Borrower of its obligations thereunder are within the corporate powers of Borrower and have been duly and properly authorized by all necessary corporate action, have received all necessary governmental approvals, if any were required, and do not and will not contravene or conflict with any provision of law, any applicable judgment, ordinance, regulation or order of any court or governmental agency, the charter or by-laws of Borrower, or any agreement binding upon Borrower or its properties. The officer(s) executing this Agreement and all of the other Loan Documents to which Borrower is a party are duly authorized to act on behalf of Borrower.

         4.3 Validity and Binding Effect. This Agreement and the other Loan Documents are the legal, valid and binding obligations of the parties thereto, enforceable in accordance with their respective terms.

         4.4 Other Transactions. Except as specifically set forth in this Agreement and the other Loan Documents and except for Permitted Encumbrances, there are no prior loans, liens, security


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interests, agreements or other financings upon which Borrower is obligated or by which Borrower is bound that will in any way permit any third person to have or obtain priority over Lender as to any of the security interests or liens granted to Lender pursuant to this Agreement and the other Security Instruments. Consummation of the transactions hereby contemplated and the performance of the obligations of Borrower under and by virtue of the Loan Documents will not result in any breach of, or constitute a default under, any mortgage, security deed or agreement, deed of trust, lease, bank loan or credit agreement, corporate charter or by-laws, agreement or certificate of limited partnership, partnership agreement, license, franchise or any other instrument or agreement to which Borrower is a party or by which Borrower or its properties may be bound or affected.

         4.5 Places of Business. The records with respect to all intangible personal property constituting a part of the collateral security for the Secured Obligations are maintained at Borrower's chief place of business and chief executive office, which has the address of 5008 National Drive, Knoxville, Tennessee 37914. All tangible personal property constituting a part of the collateral security for the Secured Obligations is or will be located at Borrower's chief place of business and chief executive office and/or at any specific locations set forth in attached Exhibit A.

         4.6 Litigation. Except as set forth in that certain letter from Robertson, Ingram & Overbey to Coopers & Lybrand, L.L.P. dated January 30, 1995, a copy of which is attached hereto as Exhibit B, there are no actions, suits or proceedings pending, or, to the knowledge of Borrower, threatened, against or affecting Borrower or any Guarantor or involving the validity or enforceability of any of the Loan Documents or the priority of the liens thereof, at law or in equity, or before any governmental or administrative agency, except actions, suits and proceedings that are fully covered by insurance and that, if adversely determined, would not impair the ability of Borrower and Guarantor to perform each and every one of their respective obligations under and by virtue of the Loan Documents; and to Borrower's knowledge, Borrower is not in default with respect to any order, writ, injunction, decree or demand of any court or any governmental authority.

         4.7 Financial Statements. The financial statement(s) of Borrower and each Guarantor heretofore delivered to Lender are true and correct in all respects, have been prepared in accordance with generally accepted accounting principles consistently applied, and fairly present the financial condition of the subjects thereof as of the date(s) thereof. No material adverse change has occurred in the financial condition of Borrower or any Guarantor since the date(s) thereof, and no additional borrowings have been made by Borrower since the date(s) thereof.

         4.8 No Defaults. No default or event of default by Borrower exists under this Agreement or any of the other Loan Documents, or under any other instrument or agreement to which Borrower is a party or by which Borrower or its properties may be bound or affected, and no event has occurred and is existing that with notice or the passage of time or both would constitute a default or event of default thereunder.

         4.9 Compliance With Law. Borrower has obtained all necessary licenses, permits and governmental approvals and authorizations necessary or proper in order to conduct its business and affairs as heretofore conducted and as intended to be conducted hereafter. To Borrower's knowledge, Borrower is in-compliance with all laws, regulations, decrees and orders applicable to it (including but not limited to laws, regulations, decrees and orders relating to occupational and health standards and controls, antitrust, monopoly, restraint of trade or unfair competition). Borrower has not received, and does not expect to receive, any order or notice of any violation or claim of violation of any law, regulation, decree, rule, judgment or order of any governmental authority or agency relating to the ownership and/or operation of its properties, as to which the cost of compliance is or might be material and the consequences of noncompliance would or might be materially adverse to its business, operations, property or financial condition, or which would or might impair its ability to perform its obligations under the Loan Documents to which it is a party.


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         4.10     Environmental Matters. (a) As used in this Section 4.10 and in Section 5.12 hereof, the following terms shall have the indicated meanings:

                  "Business" means all of Borrower's assets, both real and personal, tangible and intangible, now existing or hereafter acquired and wherever located, and all of Borrower's current and future business operations at all locations and in all jurisdictions.

                  "Environmental Authorities" means all federal, state and local governmental bodies, authorities or agencies and all public corporations created and/or empowered to administer, regulate and/or enforce Environmental Laws, including without limitation the U.S. Environmental Protection Agency.

                  "Environmental Laws" means any and all federal, state, regional, county or local laws, statutes, rules, regulations or ordinances relating to the generation, recycling, use, reuse, sale, storage, handling, transport, treatment or disposal of Hazardous Materials, including without limitation the Comprehensive Environmental Response Compensation Liability Act of 1980, as amended by the Superfund Amendments and Reauthorization Act of 1986, 42 U.S.C. ss.ss.9601 et seq. ("CERCLA"), the Resource Conservation and Recovery Act of 1976, as amended by the Solid and Hazardous Waste Amendments of 1984, 42 U.S.C. ss.ss.6901 et seq. ("RCRA"), the Tennessee Hazardous Waste Management Act, T.C.A. ss.ss.68-46-101 et seq., and any rules, regulations and guidance documents promulgated or published thereunder, and any state, regional, county or local statute, law, rule, regulation or ordinance relating to public health, safety or the discharge, emission or disposal of Hazardous Materials or Hazardous Wastes in or to air, water, land or groundwater, to the withdrawal or use of groundwater, to the use, handling or disposal of asbestos, polychlorinated biphenyls, petroleum, petroleum derivatives or by-products, other hydrocarbons or urea formaldehyde, to the treatment, storage, disposal or management of Hazardous Materials, to exposure to Hazardous Materials, to the transportation, storage, disposal, management or release of gaseous or liquid substances, and any regulation, order, injunction, judgment, declaration, notice or demand issued thereunder.

                  "Hazardous Materials" means any hazardous, toxic or dangerous materials, substances, chemicals, waste or pollutants that from time to time are defined by or pursuant to or are regulated under any Environmental Laws, including without limitation asbestos, polychlorinated biphenyls, petroleum, petroleum derivatives or by-products, other hydrocarbons, urea formaldehyde and any material, substance, pollutant or waste that is defined as a hazardous waste under RCRA or defined as a hazardous substance under CERCLA.

                  "Hazardous Wastes" means Hazardous Materials that are or become "wastes" or "solid wastes" as such terms are used in RCRA.

                  "Property" means all real property now or hereafter constituting a part of, or otherwise used or operated by Borrower in connection with, the Business.

         (b)      Borrower represents and warrants to Lender as follows:

                           (i) The Property is being operated by Borrower in
                  full compliance with Environmental Laws, and Borrower has obtained, maintained and is in good standing under all approvals, consents, certificates, licenses and permits required by Environmental Laws with respect to the Property.

                           (ii) To Borrower's knowledge, the Property is free of
                  all Hazardous Wastes and is free of all Hazardous Materials other than those maintained therein or


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              thereon in full compliance with Environmental Laws. Borrower has not caused or permitted the Property to be used to generate, manufacture, refine, transport, treat, store, handle, dispose, transfer, produce or process Hazardous Materials except in full compliance with Environmental Laws.

                       (iii) Except as set forth on Exhibit C attached
              hereto, Borrower has not received notice, and has no knowledge, of any noncompliance with or violation of any Environmental Laws with respect to the Property or the Business.

         4.11 No Burdensome Restrictions. No instrument, document or agreement to which Borrower is a party or by which it or its properties may be bound or affected materially adversely affects, or may reasonably be expected so to affect, the business, operations, property or financial condition of Borrower.

         4.12 Taxes. Borrower has filed or caused to be filed all tax returns that to its knowledge are required to be filed (except for returns that are not yet due), and has paid all taxes shown to be due and payable on said returns and all other taxes, impositions, assessments, fees or other charges imposed on it by any governmental authority, agency or instrumentality, prior to any delinquency with respect thereto (other than taxes, impositions, assessments, fees and charges currently being contested in good faith by appropriate proceedings, for which appropriate amounts have been reserved). No tax liens have been filed against Borrower or any of its property.

         4.13 Equipment. The equipment constituting a part of the collateral for the Secured Obligations is owned solely by Borrower, and Borrower has full right, power and authority to grant to Lender a valid and enforceable security interest therein. Except for Permitted Encumbrances, Lender's security interest in such equipment constitutes a first and prior lien upon and security interest in such equipment, and no other person or entity has any right, title, interest, security interest, claim or lien with respect thereto.

         4.14 Inventory. The Inventory constituting a part of the collateral for the Secured Obligations is owned solely by Borrower, and Borrower has all necessary right, power and authority to grant to Lender a valid and enforceable security interest therein. Lender's security interest in such Inventory constitutes a first and prior lien upon and security interest in such Inventory, and, except for Permitted Encumbrances, no other person or entity has any right, title, interest, security interest, claim or lien with respect thereto.

         4.15 Receivables, Etc. With respect to the Receivables, (a) each Receivable is a valid and bona fide existing obligation created by or arising out of the sale and delivery or other disposition of Borrower's Inventory or the rendition by Borrower of services to Borrower's customers in the ordinary course of business, (b) the Receivables are owned solely by Borrower and Borrower has all necessary right, power and authority to grant to Lender a valid and enforceable security interest therein, (c) Lender's security interest in such Receivables constitutes a first and prior lien upon and security interest in such Receivables, and, except for Permitted Encumbrances, no other person or entity has any right, title, interest, security interest, claim or lien with respect thereto; (d) each Receivable constituting an Eligible Receivable will at all times be unconditionally owed to Borrower and enforceable against the obligor(s) with respect thereto without dispute of any kind, and (e) each Receivable constituting an Eligible Receivable is an "account" as defined in the Uniform Commercial Code and is not evidenced by any instrument or document (except as specifically disclosed to Lender and accepted by Lender as an Eligible Receivable) that would in any way change or alter its character as an account. -

         4.16 Effect of Request for Advance. Each request by Borrower for an advance of proceeds of the Line of Credit shall constitute an affirmation by Borrower that the representations and warranties of this Article IV remain true and correct on and as of the date of such request.


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                                    ARTICLE V

                            COVENANTS AND AGREEMENTS

         Borrower covenants and agrees that during the term of this Agreement:

         5.1 Payment of Secured Obligations. Borrower shall pay the indebtedness evidenced by the Note according to the terms thereof, and shall timely pay or perform, as the case may be, all of the other Secured Obligations.

         5.2 Sales of and Encumbrances on Collateral. Borrower will not sell, exchange, lease, negotiate, pledge, assign or grant any security interest in or otherwise dispose of the collateral described in the Security Instruments to anyone other than Lender, nor permit any other lien of any kind to attach thereto (other than Permitted Encumbrances), nor permit same to be attached to or commingled with other goods or property, without Lender's prior written consent; provided, however, that prior to the occurrence of an Event of Default hereunder, Borrower shall have the right to process and sell its Inventory in the ordinary course of business as herein provided and sell Inventory to its suppliers to be processed and sold back to Borrower.

         5.3 Further Assurances. Borrower will take all actions requested by Lender to create and maintain in Lender's favor valid liens upon, security titles to and/or perfected security interests in any collateral described in the Security Instruments and all other collateral for the Secured Obligations now or hereafter held by or for Lender. Without limiting the foregoing, Borrower agrees to execute such further instruments (including financing statements and continuation statements) as may be required or permitted by any law relating to notices of, or affidavits in connection with, the perfection of Lender's security interests or liens, to cooperate with Lender in the filing or recording and renewal thereof, and, upon Lender's request, to immediately place notations upon its books of account to disclose Lender's security interest in all Receivables granted in this Agreement.

         5.4 Financial Statements and Reports. Borrower shall furnish to Lender such financial data as Lender may reasonably request. Without limiting the foregoing, Borrower shall furnish to Lender (or cause to be furnished to Lender) the following:

             (a) as soon as practicable and in any event within one hundred twenty (120) days after the end of each fiscal year of Borrower, a balance sheet of Borrower as of the close of such fiscal year, a statement of earnings and retained earnings of Borrower as of the close of such fiscal year, and a statement of cash flows for Borrower for such fiscal year, all in reasonable detail, prepared in accordance with generally accepted accounting principles consistently applied, audited in accordance with generally accepted auditing standards by independent certified public accountants satisfactory to Lender, and accompanied by the unqualified favorable opinion of such accountants and a certificate of the chief executive or chief financial officer of Borrower, stating that, to the best of the knowledge of such officer, Borrower has kept, observed, performed and fulfilled each covenant, term and condition of this Agreement and the other Loan Documents during such fiscal year and that no Event of Default hereunder has occurred and is continuing (or if an Event of Default has occurred and is continuing, specifying the nature of same, the period of existence of same and the action Borrower proposes to take in connection therewith);

             (b) within thirty (30) days of the end of each calendar month, a balance sheet of Borrower as of the close of such month and a statement of earnings and retained earnings of Borrower as of the close of such month, all in reasonable detail, and prepared substantially in accordance with generally accepted accounting principles consistently applied;


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             (c) on a daily basis, a daily report, an assignment of
         invoices, a report of collections and adjustments and a certification of inventory, duly completed, in form satisfactory to Lender, together with, at Lender's request, copies of Borrower's customers' invoices or the equivalent, together with original shipping or delivery receipts for all merchandise sold, and/or the original of all contracts, mortgages and other documents executed by the customers and/or all notes, bills, acceptances or other evidences of their indebtedness, duly endorsed in blank by Borrower, together with any other information or documents Lender from time to time may request Borrower to submit, but Lender's failure to request any or all of the foregoing and/or Borrower's failure to deliver same shall not affect Lender's security interest in or rights to the Receivables;

             (d) promptly upon receipt thereof, copies of all accountants' reports and accompanying financial reports submitted to Borrower by independent accountants in connection with each annual examination of Borrower; and

             (e) from time to time, personal financial statements of each Guarantor, in form satisfactory to Lender, such that at all times Lender shall have personal financial statements of each Guarantor on file that are not more than one (1) year old.

         5.5 Maintenance of Books and Records: Inspection. Borrower shall maintain its books, accounts and records in accordance with generally accepted accounting principles consistently applied, and permit Lender, its officers and employees and any professionals designated by Lender in writing, at any time to visit and inspect any of its properties (including but not limited to the collateral security described in the Security Instruments), corporate books and financial records, and to discuss its accounts, affairs and finances with any employee, officer, director or shareholder of Borrower and with any Guarantor (including any officer, director or shareholder of any corporate Guarantor).~

         5.6 Insurance. Without limiting any of the requirements of any of the other Loan Documents, Borrower shall maintain, in amounts satisfactory to Lender
(a) public liability insurance, (b) worker's compensation insurance (or maintain a legally sufficient amount of self insurance against worker's compensation liabilities, with adequate reserves, under a plan approved by Lender), and (c) fire and "all risk" casualty insurance on its properties (including but not limited to the collateral security now or hereafter securing payment and performance of the Secured Obligations), against such hazards and in at least such amounts as are customary in the type of business in which Borrower is engaged. At the request of Lender, Borrower will deliver forthwith a certificate, executed by a duly authorized representative of the insurer(s), specifying the details of such insurance in effect.

         All policies of insurance shall provide that at least thirty (30) days' prior written notice of cancellation or modification of the policy shall be given to Lender by the insurer, and all policies of casualty insurance covering any tangible security for the Secured Obligations shall be payable to Borrower and Lender as their respective interests may appear. Borrower agrees that there shall be no recourse against Lender for the payment of premiums, commissions, assessments or advances in respect of any such policy, and at Lender's request shall provide Lender with the agreement of the insurer(s) to this effect.

         At the request of Lender, all policies of casualty insurance covering any tangible security for the Secured Obligations shall be delivered to and held by Lender. Borrower shall act expeditiously in the adjustment and settlement of claims under such policies in order to preserve the greatest possible value reasonably obtainable in respect of such claims. Lender may, at its option, act as attorney in fact for Borrower in adjusting and settling claims under such insurance and endorsing any drafts with respect thereto, and this power, being coupled with an interest, shall be irrevocable prior to payment in full of the indebtedness evidenced by the Note and performance of all of the obligations of Borrower to Lender in connection therewith.

         5.7 Taxes and Assessments: Tax Indemnity. Borrower shall (a) file all tax returns and appropriate schedules thereto that are required to be filed under applicable law, prior to the date of delinquency, (b) pay and discharge all taxes, assessments and governmental charges or levies imposed upon Borrower, upon its income and profits or upon any properties belonging to it, prior to the date on which penalties attach thereto, and (c) pay all taxes, assessments and governmental charges or levies that, if unpaid, might become a lien or charge upon any of its properties; provided, however, that Borrower in good faith may contest any such tax, assessment, governmental charge or levy described in the foregoing clauses (b) and (c) so long as appropriate reserves are maintained with respect thereto. If any tax is or may be imposed by any governmental entity in respect of sales of Borrower's Inventory or the merchandise that is the subject of such sales, or as a result of any other transaction of Borrower, which tax Lender is or may be required to withhold or pay, Borrower agrees to indemnify and hold harmless Lender in connection with such taxes (including penalties and interest), and Borrower shall immediately reimburse Lender for any such amounts paid by Lender, and such amounts shall be added to the Secured Obligations pursuant to the terms hereof.

         5.8 Corporate Existence. Borrower shall maintain its corporate existence and good standing in the state of its incorporation, and its qualification and good standing as a foreign corporation in each jurisdiction in which such qualification is necessary pursuant to applicable law.

         5.9 Compliance with Law and Other Agreements. Borrower shall maintain its business operations and property owned or used in connection therewith in compliance with (a) all applicable federal, state and local laws, regulations and ordinances governing such business operations and the use and ownership of such property, and (b) all agreements, licenses, franchises, indentures and mortgages to which Borrower is a party or by which Borrower or any of its properties is bound. Without limiting the foregoing, Borrower shall pay all of its indebtedness promptly in accordance with the terms thereof.

         5.10 Notice of Default. Borrower shall give written notice to Lender of the occurrence of any Event of Default under this Agreement or any other Loan Document promptly upon the occurrence thereof.

         5.11 Notice of Litigation. Borrower shall give notice, in writing, to Lender of (a) any actions, suits or proceedings wherein the amount at issue is in excess of 5100,000, instituted by any persons against Borrower or any Guarantor, or affecting any of the assets of Borrower or any Guarantor, and (b) any dispute, not resolved within sixty (60) days of the commencement thereof, between Borrower on the one hand and any governmental or regulatory body on the other hand, which might interfere with the normal operations of Borrower.

         5.12 Environmental Matters.

              (a) Except for matters disclosed on Exhibit C attached hereto, Borrower will cause the Property to remain free of all Hazardous Wastes, and to remain free of all Hazardous Materials other than those maintained therein or thereon in full compliance with Environmental Laws. Borrower will not cause or permit the Property to be used to generate, manufacture, refine, transport, treat, store, handle, dispose, transfer, produce or process Hazardous Materials except in full compliance with Environmental Laws.

              (b) Borrower will notify Lender immediately if it receives any notice or obtains knowledge of any noncompliance with or violation of any Environmental Laws with respect to the Property or the Business.

              (c) In the event that Hazardous Materials unrelated to the Business, or Hazardous Wastes, are discovered on or are brought onto the Property, Borrower will cause such Hazardous Materials or Hazardous Wastes to be removed and disposed of promptly and in full compliance with Environmental Laws. Borrower will provide Lender prior written notice of such removal and disposal actions.

              (d) Borrower will comply with all Environmental Laws in all jurisdictions in which Borrower operates, now or in the future, and will comply with all Environmental Laws that in the future become applicable to the Property or the Business.

         5.13 Mergers, Consolidations, Acquisitions and Sales. Without the prior express written consent of Lender, Borrower shall not (a) be a party to any merger, consolidation or corporate reorganization (other than the contemplated merger of Borrower and Thomas-Randal Corporation, in which Borrower shall be the surviving corporation), (b) purchase or otherwise acquire all or substantially all of the assets or stock of, or any partnership or joint venture interest in, any other person, firm or entity, (c) sell, transfer, convey, grant a security interest in or lease all or any substantial part of its assets, nor (d) create any subsidiaries nor convey any of its assets to any subsidiary.

         5.14 Management. Ownership. Borrower shall not permit any significant change in the ownership, executive staff or management of Borrower without the prior written consent of Lender. For purposes of this agreement, a significant change in the executive staff or management of Borrower shall mean a change involving Randal Boyd or James D. Hudson. The ownership, executive staff and management of Borrower are material factors in Lender's willingness to institute and maintain a lending relationship with Borrower.

         5.15 Dividends Etc. Borrower shall not declare or pay any dividend of any kind, in cash or in property, on any class of the capital stock of Borrower, nor purchase, redeem, retire or otherwise acquire for value any shares of such stock, nor make any distribution of any kind in respect thereof, nor make any return of capital to shareholders, nor make any payments in respect of any pension, profit sharing, retirement, stock option, stock bonus, incentive compensation or similar plan (except as required or permitted hereunder), without the prior written consent of Lender, which consent shall not be unreasonably withheld.

         5.16 Guaranties: Loans. Borrower shall not guarantee nor be liable in any manner, whether directly or indirectly, or become contingently liable after the date of this Agreement in connection with the obligations or indebtedness of any person or persons, except for the indorsement of negotiable instruments payable to Borrower for deposit or collection in the ordinary course of business. Borrower shall not make any loan, advance or extension of credit to any person other than in the normal course of its business.

         5.17 Debt. Other than (a) the indebtedness evidenced by the Note, (b) indebtedness reflected on Borrower's most recent financial statement delivered to Lender prior to the date of this Agreement (which financial statement indebtedness includes capital lease obligations of approximately $300,000), other than indebtedness to be repaid in connection with the closing of the Loan,
(c) trade accounts payable and accrued expenses incurred in the ordinary course of business and (d) the indorsement of negotiable instruments payable to Borrower for deposit or collection in the ordinary course of business, Borrower shall not create, incur, assume or suffer to exist indebtedness of any description whatsoever in an aggregate amount in excess of $500,000.

         5.18 Conduct of Business. Borrower will continue to engage, in an efficient and economical manner, in a business of the same general type as conducted by it on the date of this Agreement.

         5.19 Maintenance of Collateral. Borrower will maintain all tangible personal property constituting any part of the collateral described in the Security Instruments in good condition and repair and will pay all costs and expenses incurred in the maintenance of same, and will not permit any act or occurrence that may impair the value thereof. Prior to the occurrence of an Event of Default, Borrower shall be entitled to possession of such tangible collateral and to use same in any lawful manner permitted hereunder, provided that such use does not cause excessive wear and tear to such collateral, nor cause it to decline in value at an excessive rate, nor violate the terms of any policy of insurance thereon.

         5.20 Sale of Inventory. Borrower will not sell, lease, exchange or otherwise dispose of any of that portion of the collateral that consists of Inventory, nor remove the same from its place(s) of business as described herein, without the prior written consent of Lender, except in the ordinary course of business for cash or on open account or on terms of payment ordinarily extended to its customers and except for sales to its suppliers of Inventory to be processed and sold back to Borrower. Upon the sale, exchange or other disposition of said Inventory, the security interest and lien created and provided for herein, without break in continuity and without further formality or act, shall continue in and attach to any proceeds thereof, including but not limited to accounts, chattel paper, contract rights, shipping documents, documents of title and cash or non-cash proceeds, and in the event of any unauthorized sale, shall also continue in said Inventory itself. All chattel paper shall be delivered to Lender promptly upon receipt.

         5.21 Special Agreements of Borrower With Respect to Receivables and Inventory.

              (a) By the execution of this Agreement, Lender shall not be obligated to do or perform any of the acts or things to be done or performed by Borrower pursuant to any contracts in which Lender has a security interest, but Lender may, at its election, perform some or all of the obligations provided in said contracts to be performed by Borrower, and if Lender incurs any liability or expenses by reason thereof, same shall be payable by Borrower upon demand and same shall also be secured by this Agreement and the other Loan Documents. Lender shall be subrogated to all guaranties and security now or hereafter in Borrower's possession or favor.

              (b) If requested by Lender, Borrower shall immediately notify all account debtors to direct payments to Lender or to a lockbox in accordance with a Lockbox Service Agreement to be entered into between Borrower and Lender at Lender's request. Borrower will forthwith on receipt of all checks, drafts, cash and other remittances in payment of inventory sold, or in payment on account of Borrower's Receivables, deposit the same in a special bank account maintained with Lender over which Lender alone has power of withdrawal. Said proceeds shall be deposited in precisely the form received, except for the indorsement of Borrower where necessary to permit collection of items, which indorsement Borrower agrees to make, and which Lender is also hereby authorized to make on Borrower's behalf. Pending such deposit, Borrower agrees that it will not commingle any such checks, drafts, cash or other remittances with any of Borrower's other funds or property, but will hold them separate and apart therefrom and in trust for Lender until deposit thereof is made in the special account. The funds in said account and any funds collected by Lender under a Lockbox Service Agreement shall be held by Lender as additional security for the Secured Obligations. Lender may on a daily basis apply the whole or any part of the collected funds on deposit in the special account and from the lockbox against the Secured Obligations, and the amount, order and method of such application shall be in the discretion of Lender; provided, however, that so long as no Event of Default (or event that with the giving of notice or the passage of time or both would constitute an Event of Default) has occurred and is existing, said collected funds will be applied first to the outstanding principal balance of, and accrued and unpaid interest on, the Line of Credit, in such order of priority as Lender shall determine. Any portion of said funds on deposit in the special account and from the lockbox that Lender elects not to so apply may be paid over by Lender to Borrower.

                  (c) Without limiting the provisions of subsection 5.21(b) hereof, Borrower acknowledges and agrees that, upon the occurrence of an Event of Default hereunder, Lender shall have the right to notify the account debtors obligated on any or all of Borrower's Receivables to make payment thereof direct to Lender, and to take control of all proceeds of any such Receivables, and charge the collection costs and expenses to Borrower. Until Lender gives Borrower other instructions, Borrower shall continue to make collections of all Receivables for Lender. All payments on account of Receivables, or as proceeds of any collateral, whether such payments are made by check, draft, cash, money order, wire transfer, or otherwise, shall be the specific property of Lender. Borrower shall receive such payments as trustee for Lender and shall immediately deliver them to Lender in their original form as received. After allowing the Collection Days, Lender will credit all such payments to the Line of Credit (other than items which are returned to Lender unpaid); however, increases in loan availability by virtue of the deposit of such items will be effective immediately upon deposit.

                  (d) Lender shall be privileged to enjoy all the rights and remedies of Borrower as to the Receivables and shall be and become subrogated to all guaranties and securities possessed by Borrower or due to come into Borrower's hands, but Lender shall not be liable in any manner for exercising or refusing to exercise any rights thereby bestowed.

                  (e) Borrower shall notify Lender promptly of all returns and recoveries of merchandise and of all disputes and claims wherein the amount at issue exceeds $100,000, and Borrower shall settle or adjust disputes and claims directly with customers for amounts and upon terms it considers advisable and dispose of merchandise returns as it sees fit, unless Lender directs Borrower to make such settlements, adjustments and disposals subject to Lender's approval. In all cases Lender will credit the Line of Credit with only the net amounts received by Borrower in payment of Receivables.

                  (f) Borrower hereby appoints the officers of Lender and/or any other person whom Lender may designate as Borrower's attorney(s)-in-fact with full power to endorse Borrower's name on any checks, notes, acceptances, money orders, drafts or other forms of payment or security that may come in Lender's possession; to sign Borrower's name on any invoice or bill of lading relating to any Receivable, on drafts against customers, on schedules of assignments of Receivables, on notices of assignment, on financing statements, applications for noting of liens on certificates of title and other public records or documents of any kind as necessary or desirable to insure perfection or enforceability of Lender's security interests in or liens on property of Borrower granted hereunder or otherwise, on verification of accounts and on notices to customers; to notify the post office authorities to change the address for delivery of Borrower's mail to an address designated by Lender; to receive, open and dispose of all mail addressed to Borrower; to send requests for verifications of accounts-to customers; and to do all other things Lender deems necessary to carry out this Agreement. Borrower hereby ratifies and approves all acts of the attorney(s) and neither Lender nor the attorney(s) for Lender will be liable for any acts of commission or omission, nor for any error of judgment or mistake of fact or law, unless caused by Lender's gross negligence or willful misconduct. This power, being coupled with an interest, is irrevocable so long as any money remains owing to Lender from Borrower.

                  (g) Borrower shall pay to Lender the Service Fee in order to compensate Lender for services rendered and to be rendered and the costs and expenses incurred and to be incurred by Lender's officers and employees in its routine inspection and verification of the collateral for the Loan and the collection of Receivables. If for any reason the amount of the

         Service Fee should exceed the fair and reasonable cost of such services and expenses, an appropriate adjustment shall be made and the excess portion of the Service Fee shall be refunded to Borrower.

                  (h) Lender will be entitled to hold all sums at any time standing to Borrower's credit on Lender's books and all of Borrower's property at any time in Lender's possession, or upon or in which Lender at any time has a lien or security interest, as security for all of Borrower's obligations at any time owing to Lender, its parent corporation, subsidiary, co-subsidiary or affiliate, whether such obligations are direct or indirect, absolute or contingent, under this Agreement or otherwise. Such obligations shall include without limitation, all loans, advances, debts, liabilities, obligations for purchases made by Borrower from other clients factored or financed by Lender or from any such parent, subsidiary, co-subsidiary or affiliate, whether such obligations are absolute or contingent, or under this Agreement or otherwise, no matter how or when arising and whether due or to become due, and further including all interest, fees, charges, expenses and attorney's fees chargeable to Borrower's loan account or incurred in connection with Borrower's loan account whether provided for herein or in any other agreement between Borrower and Lender, and Lender shall have the right to charge to Borrower's loan account the amounts of all such obligations and pay over such amounts to such parent, subsidiary, co-subsidiary or affiliate.

                  (i) Lender shall periodically render to Borrower a -statement of Borrower's loan account which shall be deemed correct and accepted by and binding upon Borrower unless Lender receives a written statement of Borrower's exceptions thereto within fifteen (15) days of the mailing thereof. The monthly statements and books of account of Lender shall constitute prima facie evidence of the balance in Borrower's loan account.

         5.22 Places of Business: Mobile Goods. Borrower will not change the location of its chief place of business, chief executive office or any place of business disclosed to Lender pursuant to Section 4.5 hereof, nor will Borrower move any of the tangible personal property constituting a part of the collateral for the Secured Obligations to any other location(s) (except during temporary periods in the normal and customary use thereof), nor will Borrower change the location at which it maintains its records concerning the intangible collateral for the Secured Obligations, without thirty (30) days' prior written notice to Lender in each instance. If any of the tangible collateral for the Secured Obligations constitutes goods of a type normally used in more than one state (whether or not actually so used), Borrower will contemporaneously with the execution hereof furnish to Lender a list of all states in which '. J such goods are or will be used, and hereafter will notify Lender in writing of any other state(s) in which such goods are or will be so used.

         5.23 ERISA Plan. If Borrower has in effect, or hereafter institutes (with Lender's consent, as hereinafter provided), a pension plan that is subject to the requirements of Title IV of the Employee Retirement Income Security Act of 1974, Pub. L. No. 93 406, September 2, 1974, 88 Stat. 829, 29 U.S.C.A. ss.
1001 et seq. (1975), as amended from time to time ("ERISA"), then the following warranty and covenants shall be applicable during such period as any such plan (the "Plan") shall be in effect: (a) Borrower hereby warrants that no fact that might constitute grounds for the involuntary termination of the Plan, or for the appointment by the appropriate United States District Court of a trustee to administer the Plan, exists at the time of execution of this Agreement, (b) Borrower hereby covenants that throughout the existence of the Plan, Borrower's contributions under the Plan will meet the minimum funding standards required by ERISA and Borrower will not institute a distress termination of the Plan, (c) Borrower hereby covenants that the Plan's annual financial and actuarial statements and the Plan's annual Form 5500 information return will be filed with Lender within thirty (30) days of the preparation thereof, and (d) Borrower covenants that it will send to Lender a copy of any notice of a reportable event (as defined in ERISA) required by ERISA to be filed with the Labor Department or the Pension Benefit Guaranty Corporation, at the time that such notice is so filed.

         No Plan shall be instituted by Borrower unless Lender shall have given its written consent thereto.


                                   ARTICLE VI

                               FINANCIAL COVENANTS

         6.1 Current Ratio. Borrower shall at all times maintain a ratio of current assets to current liabilities of not less than 1.0 to 1.0. For purposes of this covenant, "current assets" shall refer to cash, inventory, accounts receivable, marketable securities, notes receivable (other than notes receivable from employees and shareholders of Borrower) and deferred taxes, and "current liabilities" shall refer to any indebtedness due and payable within one fiscal year from the date of Borrower's most recent balance sheet (excluding indebtedness of Borrower to Sirrom Capital Corporation), all determined in accordance with generally accepted accounting principles consistently applied.

         6.2 Net Worth Requirements. Borrower shall at all times maintain a minimum tangible net worth of $2,250,000 from the date hereof through May 31, 1995; $2,500,000 from June 1, 1995 through November 30, 1995; and $3,750,000 thereafter. For purposes of this covenant, "tangible net worth" shall refer to Borrower's total assets minus total liabilities minus prepaids, intangibles and amounts due from affiliates plus any debt subordinated to indebtedness of Borrower to Lender pursuant to subordination agreements satisfactory to Lender, all determined in accordance with generally accepted accounting principles consistently applied.

         6.3 Debt to Worth Ratio. Borrower shall at all times maintain a ratio of total liabilities (exclusive of any debt subordinated to indebtedness of Borrower to Lender pursuant to subordination agreements satisfactory to Lender) to tangible net worth of not more than 2.0 to 1.0 for the month ending February 28, 1995; 3.0 to 1.0 from March 1, 1995, through June 30, 1995; 3.5 to 1.0 from
July 1, 1995, through November 30, 1995; and 1.75 to 1.0 thereafter. For purposes of this covenant, "tangible net worth" shall have the meaning set forth in Section 6.2 hereof.

         6.4 Interest Coverage Ratio. Borrower shall maintain a ratio of income before interest and taxes to interest expense, all determined in accordance with generally accepted accounting principles consistently applied, calculated annually as of Borrower's fiscal year-end, of not less than 1.25 to 1.0.

         6.5 Subordinated Debt. Any and all indebtedness of Borrower to Sirrom Capital Corporation and all security therefor shall be subordinated to the indebtedness of Borrower to lender pursuant to a subordination agreement satisfactory to Lender in all respects.


                                   ARTICLE VII

                              DEFAULT AND REMEDIES

         7.1 Events of Default. The occurrence of any of the following shall constitute an Event of Default hereunder:

             (a) Failure to make payment of interest on the indebtedness evidenced by the Note within ten (10) days of when due;

             (b) Failure to make payment of the principal of the indebtedness evidenced by the Note in accordance with the terms of the Note;

                  (c) Any misrepresentation by Borrower as to any material matter hereunder or under any of the other Loan Documents, or delivery by Borrower of any schedule, statement, resolution, report, certificate, notice or writing to Lender that is untrue in any material respect on the date as of which the facts set forth therein are stated or certified;

                  (d) Failure of Borrower to perform any of its obligations under Sections 5.3, 5.6, 5.7, 5.8, 5.9, 5.11, 5.12, 5.16, 5.17, 5.18 or
         5.19 of this Agreement within the earlier of (i) ten (10) days after written notice from Lender to Borrower or (ii) ten (10) days after the date Borrower becomes aware of such failure to perform;

                  (e) Failure of Borrower to perform any of its other obligations under this Agreement, the Note, any of the Security Instruments or any of the other Loan Documents;

                  (f) Borrower or any Guarantor (i) shall generally not pay or shall be unable to pay its debts as such debts become due; or (ii) shall make an assignment for the benefit of creditors or petition or apply to any court or tribunal for the appointment of a custodian, receiver or trustee for it or a substantial part of its assets; or
         (iii) shall commence any proceeding or case under any bankruptcy, reorganization, arrangement, readjustment of debt, dissolution or liquidation law or statute of any jurisdiction, whether now or hereafter in effect; or (iv) shall have had any such petition or application filed or any such proceeding or case commenced against it in which an order for relief is entered or an adjudication or appointment is made; or (v) shall indicate, by any act or omission, its consent to, approval of or acquiescence in any such petition, application, case, proceeding or order for relief or the appointment of a custodian, receiver or trustee for it or a substantial part of its assets; or (vi) shall suffer any such custodianship, receivership or trusteeship to continue undischarged for a period of sixty (60) days or more;

                  (g) Borrower or any Guarantor shall die or be liquidated, dissolved, partitioned or terminated, or the charter or certificate of authority thereof shall expire or be revoked;

                  (h) A default or event of default shall occur under any of the other Loan Documents; or

                  (i) Borrower or any Guarantor shall default in the timely payment or performance of any obligation now or hereafter owed to Lender in connection with any other indebtedness of Borrower or any Guarantor now or hereafter owed to Lender.

         7.2 Acceleration of Maturity: Remedies. Upon the occurrence of any Event of Default described in subsection 7.1(f) hereof as it relates to Borrower, the indebtedness evidenced by the Note as well as any and all other indebtedness of Borrower to Lender shall be immediately due and payable in full; and upon the occurrence of any other Event of Default described above (including but not limited to subsection 7.1(f) hereof as it relates to any Guarantor), Lender at any time thereafter may at its option accelerate the maturity of the indebtedness evidenced by the Note as well as any and all other indebtedness of Borrower to Lender; all without notice of any kind; provided, however, upon the occurrence of an Event of Default described in subsection 7.1(g) hereof resulting from the death of a Guarantor, Lender may not accelerate said indebtedness until ninety (90) days has elapsed since the date of death of such Guarantor. Upon the occurrence of any such Event of Default and the acceleration of the maturity of the indebtedness evidenced by the Note:

                  (a) any obligation of Lender to advance any proceeds under the Line of Credit shall immediately cease and be of no further force nor effect, and Lender shall be immediately entitled to exercise any and all rights and remedies possessed by Lender pursuant to the terms of the Security Instruments and all of the other Loan Documents;

                  (b) Lender shall have all of the rights and remedies of a secured party under the Uniform Commercial Code; and

                  (c) Lender shall have any and all other rights and remedies that Lender may now or hereafter possess at law, in equity or by statute.

         7.3 Remedies Cumulative, No Waiver. No right, power or remedy conferred upon or reserved to Lender by this Agreement or any of the other Loan Documents is intended to be exclusive of any other right, power or remedy, but each and every such right, power and remedy shall be cumulative and concurrent and shall be in addition to any other right, power and remedy given hereunder, under any of the other Loan Documents or now or hereafter existing at law, in equity or by statute. No delay or omission by Lender to exercise any right, power or remedy accruing upon the occurrence of any Event of Default shall exhaust or impair any such right, power or remedy or shall be construed to be a waiver of any such Event of Default or an acquiescence therein, and every right, power and remedy given by this Agreement and the other Loan Documents to Lender may be exercised from time to time and as often as may be deemed necessary by Lender.

         7.4 Proceeds of Remedies. Any or all proceeds resulting from the exercise of any or all of the foregoing remedies shall be applied as set forth in the Loan Document(s) providing the remedy or remedies exercised; if none is specified, or if the remedy is provided by this Agreement, then as follows:

                  First, to the costs and expenses, including attorney's fees and expenses, incurred by Lender in connection with the exercise of its remedies;

                  Second, to the expenses of curing the default that has occurred, in the event that Lender elects, in its sole discretion, to cure the default that has occurred;

                  Third, to the payment of the Secured Obligations, including but not limited to the payment of the principal of and interest on the indebtedness evidenced by the Notes, in such order of priority as Lender shall determine in its sole discretion; and

                  Fourth, the remainder, if any, to Borrower or to any other person lawfully "hereunto entitled.


                                  ARTICLE VIII

                                  MISCELLANEOUS

         8.1      Performance By Lender.

                  (a) Lender may file one or more financing statements disclosing Lender's security interests under this Agreement and the other Loan Documents without the signature of Borrower appearing thereon, and Borrower shall pay the costs of, or incidental to, any recording or filing of any financing statements concerning the collateral security described in the Security Instruments. Borrower agrees that a carbon, photographic, photostatic or other reproduction of this Agreement or any other Security Instrument or of a financing statement is sufficient as a financing statement.

                  (b) If Borrower shall default in the payment, performance or observance of any covenant, term or condition of this Agreement, Lender may, at its option, pay, perform or observe the same, and all payments made or costs or expenses incurred by Lender in connection therewith (including but not limited to attorney's fees and expenses), with interest thereon at the highest default rate provided in the Note (if none, then at the maximum rate from time to time allowed by applicable law), shall be immediately repaid to Lender by Borrower and shall constitute a part of the Secured Obligations and be secured hereby until fully repaid. Lender shall determine at its sole discretion the necessity for any such actions and of the amounts to be paid.

         8.2 Successors and Assigns Included in Parties. Whenever in this Agreement one of the parties hereto is named or referred to, the heirs, legal representatives, successors, successors-in-title and assigns of such parties shall be included, and all covenants and agreements contained in this Agreement by or on behalf of Borrower or by or on behalf of Lender shall bind and inure to the benefit of their respective heirs, legal representatives, successors-in-title and assigns, whether so expressed or not.

         8.3 Costs and Expenses. Borrower agrees to pay all costs and expenses incurred by Lender in connection with the making of the loans that are the subject of this Agreement, including but not limited to filing fees, recording taxes and reasonable attorney's fees and expenses, promptly upon demand of Lender. Borrower further agrees to pay all premiums for insurance required to be maintained pursuant to the terms of the Loan Documents and all of the out-of-pocket costs and expenses incurred by Lender in connection with the administration, servicing and/or collection of the loans that are the subject of this Agreement, including but not limited to reasonable attorney's fees and expenses, promptly upon demand of Lender. Lender acknowledges receipt of $1,500 for the field examination conducted by Lender prior to the closing of the Loan and the initial $6,000 annual Service Fee and that, in the absence of an Event of Default hereunder, no other fees will be charged during the term of the Loan for the costs and expenses of Lender described in subsection 5.21(g) of this Agreement (other than the $6,000 Service Fee, which is due and payable annually). Lender is authorized to retain possession of collateral or proceeds thereof for a reasonable period of time of not less than ninety (90) days after payment of all the Secured Obligations and to apply the same to the payment of such costs and expenses.

         8.4 Assignment. The Note, this Agreement and the other Loan Documents may be endorsed, assigned and/or transferred in whole or in part by Lender, and any such holder and/or assignee of the same shall succeed to and be possessed of the rights and powers of Lender under all of the same to the extent transferred and assigned. Lender may grant participations in all or any portion of its interest in the indebtedness evidenced by the Note. Borrower shall not assign any of its rights nor delegate any of its duties hereunder or under any of the other Loan Documents without the prior express written consent of Lender.

         8.5 Disposition of Records. Any documents, schedules, invoices or other papers delivered to Lender by Borrower, may be destroyed or otherwise disposed of by Lender six (6) months after they are delivered to or received by Lender, unless Borrower requests, in writing, the return of said documents, schedules, invoices or other papers and makes arrangements, at Borrower's expense, for their delivery.

         8.6 Time of the Essence. Time is of the essence with respect to each and every covenant, agreement and obligation of Borrower hereunder and under all of the other Loan Documents.

         8.7 Severability. If any provision(s) of this Agreement or the application thereof to any person or circumstance shall be invalid or unenforceable to any extent, the remainder of this Agreement and the application of such provisions to other persons or circumstances shall not be affected thereby and shall be enforced to the greatest extent permitted by law.

         8.8 Interest and Loan Charges Not to Exceed Maximum Allowed by Law. Anything in this Agreement, the Note, the Security Instruments or any of the other Loan Documents to the contrary notwithstanding, in no event whatsoever, whether by reason of advancement of proceeds of the Loan, acceleration of the maturity of the unpaid balance of said loans or otherwise, shall the interest and loan charges agreed to be paid to Lender for the use of the money advanced or to be advanced hereunder exceed the maximum amounts collectible under applicable laws in effect from time to time. It is understood and agreed by the parties that, if for any reason whatsoever the interest or loan charges paid or contracted to be paid by Borrower in respect of the indebtedness evidenced by the Note shall exceed the maximum amounts collectible under applicable laws in effect from time to time, then ipso facto, the obligation to pay such interest and/or loan charges shall be reduced to the maximum amounts collectible under applicable laws in effect from time to time, and any amounts collected by Lender that exceed such maximum amounts shall be applied to the reduction of the principal balance(s) of the indebtedness evidenced by the Note and/or refunded to Borrower so that at no time shall the interest or loan charges paid or payable in respect of the indebtedness evidenced by the Note exceed the maximum amounts permitted from time to time by applicable law.

         8.9 Article and Section Headings: Defined Terms. Numbered and titled article and section headings and defined terms are for convenience only and shall not be construed as amplifying or limiting any of the provisions of this Agreement.

         8.10 Notices. Any and all notices, elections or demands permitted or required to be made under this Agreement shall be in writing and shall be delivered personally, telecopied or sent by certified mail or nationally recognized courier service (such as Federal Express), to the other party at the address set forth below, or at such other address as may be supplied in writing by the party whose address is being changed and of which receipt has been acknowledged in writing. The date of personal delivery or telecopy or the date of mailing (or delivery to such courier service), as the case may be, shall be the date of such notice, election or demand.
For the purposes of this Agreement:

         The Address of Lender is:

                                    First American National Bank
                                    Asset Based Lending Division
                                    First American Center
                                    Nashville, Tennessee 37237
                                    Attention: Kevin W. Poff
                                    Telecopy Number: 615/736-6174

         with a copy to:

                                    Bass, Berry & Sims
                                    2700 First American Center
                                    Nashville, Tennessee 37238
                                    Attention: Felix R. Dowsley, III
                                    Telecopy Number: 615/742-6293

         The Address of Borrower is:

                                    Radio Systems Corporation
                                    5008 National Drive
                                    Knoxville, Tennessee 37914
                                    Attention: Randal Boyd and James D. Hudson
                                    Telecopy Number: 615/637-8219
         with a copy to:
                                    Bernstein, Stair & McAdams
                                    Suite 600, 530 South Gay Street
                                    Knoxville, Tennessee 37902
                                    Attention: Thomas N. McAdams
                                    Telecopy Number: 615/522-8879

         8.11 Integration. This Agreement and the Loan Documents contain the entire agreement between the parties relating to the subject matter hereof and supersede all oral statements and prior writings with respect thereto.

         8.12 Indemnity. Borrower hereby agrees to defend, indemnify, and hold Lender harmless from and against any and all claims, damages, judgments, penalties, costs and expenses (including reasonable attorneys fees and expenses and court costs now or hereafter arising from the aforesaid enforcement of this clause) arising directly or indirectly from the activities of Borrower, its predecessors in interests, or third parties to whom it has a contractual relationship, or arising directly or indirectly from the violation of any law, whether such claims are asserted by any governmental agency or any other person. This indemnity shall survive the termination of this Agreement.

         8.13 Jury Trial Waiver. BORROWER AND LENDER HEREBY WAIVE TRIAL BY JURY IN ANY ACTION, PROCEEDING, CLAIM OR COUNTER-CLAIM, WHETHER IN CONTRACT IN TORT, AT LAW OR IN EQUITY, ARISING OUT OF OR ANY WAY RELATED TO THIS AGREEMENT OR THE LOAN DOCUMENTS.

         8.14 Venue. All actions or proceedings in any way, manner or respect arising out of or from or related to this Agreement shall be litigated in courts having situs within the City of Nashville, State of Tennessee. Borrower hereby consents and submits to the jurisdiction of any local, state or federal courts located within said city and state.

         8.15 Miscellaneous. This Agreement shall be construed and enforced under the laws of the State of Tennessee. No amendment or modification hereof shall be effective except in a writing executed by each of the parties hereto.

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement, or have caused this Agreement to be executed by their duly authorized officers, as of the day and year first above written.



                                    LENDER:

                                    FIRST AMERICAN NATIONAL BANK



                                    By: /s/  Kevin W. Poff
                                        ---------------------------------------
                                        Title: Assistant Vice-President
                                               --------------------------------





                                    BORROWER:

                                    RADIO SYSTEMS CORPORATION



                                    By: /s/  Randy Boyd
                                        ---------------------------------------
                                        Title: President
                                               --------------------------------